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                                                                    Exhibit 10.9
[MAAX LOGO]

EMPLOYMENT AGREEMENT entered into in Sainte-Marie, Quebec, as of December 1st, 2003 by and

between:     MAAX-KSD Corporation, a Pennsylvania corporation

             (the "Company")

and: Daniel Stewart domiciled and residing at 2013 Country Club Dr, Doylestown, PA 18901, USA

             ("Executive")

and: MAAX Inc., incorporated under the laws of the province of Quebec, having its head office at 640, Cameron, Sainte-Marie, Quebec, G6E 1B2 represented hereunder by Mr. Andre Heroux, its President and CEO, duly authorized as he so declares;

1.    TERM

      The term of this Agreement shall be for an initial period of thirty-six
      (36) months beginning March 1st, 2004 and expiring on February 28, 2007. A 90-day written notice must be given by either party to terminate or renew this Agreement.

2.    COMPENSATION

      During the Term, as compensation for performing the services required by this Agreement, Executive shall be compensated as follows:

      (a) Base Compensation: The Company shall pay to Executive an annual base salary (the "Base Compensation") during the Initial Term of one hundred ninety-five thousand ($195,000) dollars.

      (b) Performance Compensation: In addition to Base Compensation, Executive shall receive bonus compensation ("Performance Compensation") equal to 1.25% of the Company's "EBITDA" for each of the Company's fiscal years during the Term in which the Company's EBITDA equals or exceeds nine million ($9,000,000) dollars, beginning with the fiscal year from March 1st, 2004 through February 28, 2007. The Performance Compensation shall be payable quarterly, within 30 days after the end of each fiscal quarter. The term "EBITDA" means the Company's

SIEGE SOCIAL / HEAD OFFICE
640, Cameron
Sainte-Marie, Quebec G6E 1B2 Canada
Tel.: (418) 387-4155
Fax: (418) 386-4520

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EMPLOYMENT AGREEMENT
Daniel Stewart
December 2003

            earnings before interest, income taxes, depreciation, amortization expenses, goodwill, depreciation and corporate fees. Calculations are determined in accordance with generally accepted accounting principles consistent with the past accounting practices.

            Estimates:

            2004-2005 Net sales estimates $80,000,000 EBITDA $12,000,000
            2005-2006 Net sales estimates $85,500,000 EBITDA $15,000,000
            2006-2007 Net sales estimates $90,900,000 EBITDA $16,000,000

3.    EMPLOYEE BENEFITS

      (a) The Company will support up to eleven thousand five hundred ($11,500) dollars to the Executive to participate in the Company's health insurance plan, or other health, life, or disability insurance at the option of the employee on an annual basis (for Executive and his family).

      (b) Executive shall have the right to four weeks of paid vacation during each calendar year during the Term. Any vacation that is not taken in a given calendar year shall accrue and carry over to the following year only but cannot be monetarily compensated if not taken during such period.

      (c) During the Term, in order to facilitate the performance of the Executive's duties hereunder and otherwise for the convenience of the Company, the Company shall provide Executive with a monthly automobile allowance of, up to eight hundred ($800) dollars. The Company shall also be responsible for and shall pay for all costs associated with the use of such automobile, including, without limitation, insurance, fuel, maintenance and repairs.

      (d) Employee's principal duties shall be VPGM of MAAX Keystone Operations. He shall also oversee the MAAX Home Depot business within MAAX sectors to monitor

            -     Business relationship with Home Depot

            -     Overall marketing Agreements with Home Depot

            -     Customer service levels with Home Depot

            -     Profitability margins with Home Depot

      (e) Employee's work location will be MAAX Southampton for the MAAX Keystone operations.

SIEGE SOCIAL / HEAD OFFICE
640, Cameron
Sainte-Marie, Quebec G6E 1B2 Canada
Tel.: (418) 387-4155
Fax: (418) 386-4520

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EMPLOYMENT AGREEMENT
Daniel Stewart
December 2003

4.    EXPENSES

      All normal expenses associated with business as approved by the President & CEO consistent with MAAX policies.

5.    TERMINATION AND TERMINATION BENEFITS

      (a) Expiration of the Contract: Upon the expiration of the Contract, the Executive shall be paid (in a lump sum on the date of termination) his Base Compensation through the date of termination plus any Performance Compensation payable to him at prorata for any prior fiscal quarters which have not been paid.

      (b)   Termination by the Company

            With Cause: The Company may terminate Executive's employment, with "Cause," prior to the expiration of the Term. In such event, the Executive shall be paid his Base Compensation through the date of termination plus any Performance Compensation payable to him at prorata for any prior fiscal quarters, which have not been paid, and be provided with the benefits up to the effective date of such termination. Termination for cause shall be defined as employee's intentional act to harm the company, to commit fraud with respect to the operations of the company, or if the employee is convicted of fraud or a felony regardless of whether the employee was acting within the course and scope of his employment of personally.

            Disability: If due to illness, physical or mental disability, or other incapacity ("Disability"), the Executive shall fail, for a total of any six (6) consecutive months, to perform the principal duties required by this Agreement, the Company may terminate Executive's employment (effective upon the end of such period) upon 30 days' prior written notice to Executive. In such event, Executive shall be paid (in a lump sum on the date of termination) his Base Compensation through the date of termination, any Performance Compensation payable to him for any prior fiscal quarters which have not been paid, plus a severance amount equal to Base Compensation for a period of 90 days, less all amounts received from any insurer according to the health benefits company program.

            For purposes of this Agreement, "Cause" shall mean an act of dishonesty by Executive constituting a crime that resulted in or was intended to result in gain to or personal enrichment of Executive at Company's expense.

SIEGE SOCIAL / HEAD OFFICE
640, Cameron
Sainte-Marie, Quebec G6E 1B2 Canada
Tel.: (418) 387-4155
Fax: (418) 386-4520

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EMPLOYMENT AGREEMENT
Daniel Stewart
December 2003

      (c) Termination by the Company without "Cause": The Company may terminate Executive's employment prior to the expiration of the contract, without Cause, upon 30 days prior written notice to Executive. Company's failure to comply with paragraph 3 shall be deemed a termination by company without cause hereunder.

            If the foregoing termination occurs during the Term, the Executive shall be paid, in a lump sum payable on the date of termination of employment, his Base Compensation for the remainder of the contract, PLUS any Performance Compensation payable to him for any prior fiscal quarters which have not been paid, PLUS an amount equal to the total Performance Compensation the Executive would have earned for the remainder of the Term if his employment had not been so terminated without Cause, based upon an annual EBITDA for the remaining term of the contract. Also the Executive shall be provided all personal benefits to the end of the contract excluding discretionary expenses. All provisions under paragraph six will further be waived.

      (d) Termination by Executive: Executive may terminate Executive's employment prior to the expiration of the Term, upon 30 days prior written notice to the Company. In such event, the Executive shall be paid his Base Compensation through the date of termination plus any Performance Compensation payable to him for any pro rata prior fiscal quarters, which have not been paid.

      (e) Change of control: Upon change of control of MAAX, in the case of the Executive services are no longer required by the new owner, a 12 months severance package (base salary and performance compensation) shall be paid to the Executive.

            Death Benefit: In the event of Executive's death during the Term, the Executive's estate shall be paid in a lump sum an amount equal to his Base Compensation through the date of death, and Base Compensation for an additional 90 days.

6.    NONCOMPETITION, NONINTERFERENCE AND NONSOLICITATION

      (a) During his employment and for a period of two years thereafter, Executive shall not solicit, induce or encourage any person or entity, who at the time of or within six months prior to termination of Executive's employment, was a customer, employee, independent contractor or supplier of the Company, to do business with Executive in a business competitive with such Company.

      (b) During his employment and for a period of two years following Termination of Executive's employment for any reason, Executive shall not use for his personal

SIEGE SOCIAL / HEAD OFFICE
640, Cameron
Sainte-Marie, Quebec G6E 1B2 Canada
Tel.: (418) 387-4155
Fax: (418) 386-4520

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EMPLOYMENT AGREEMENT
Daniel Stewart
December 2003

            benefit, or disclose, communicate or divulge to, or use for the benefit of any person, firm, association or company, or third party, other than the Company any information regarding the business methods, policies, procedures, techniques, research or development projects or results, trade secrets, or other knowledge or processes of or developed by the Company.

7.    MISCELLANEOUS

      (a) Any and all references to dollar amounts in this Agreement refer to U.S. dollars only.

      (b) This Agreement constitutes the entire understanding between the parties; any amendment or modification may only be accompanied by a written document signed by all parties. MAAX Inc. is jointly severally guaranteeing MAAX/KSD obligations under this Agreement.

      (c) This Agreement is personal in nature and neither of the parties shall, without written consent of the other, assign or transfer this Agreement or any rights or obligations hereunder. This Agreement and all of the provisions herein shall be binding upon and inure to the benefit of, the parties hereto and their successors (including successors by merger, consolidation or similar transactions), permitted assigns, personal representatives, heirs, executors and administrators.

      (d) Any controversy or claim arising out of or relating to this Agreement or the breach thereof or otherwise arising out of Executive's employment or the termination of that employment shall, to the fullest extent permitted by law, be settled by arbitration in any forum agreed upon by the parties or, in the absence of such an Agreement, under the auspices of the American Arbitration Association (AAA) in Philadelphia, Pennsylvania, in accordance with the employment dispute resolution rules of the AAA including but not limited to, the rules and procedures applicable to the selection of arbitrators.

      (e) This Agreement shall be binding upon MAAX Inc. and MAAX KSD corp., its successors, assignees or affiliates.

      (f) This Agreement may be signed by facsimile and in counterpart, which shall be considered a legally binding original.

SIEGE SOCIAL / HEAD OFFICE
640, Cameron
Sainte-Marie, Quebec G6E 1B2 Canada
Tel.: (418) 387-4155
Fax: (418) 386-4520

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EMPLOYMENT AGREEMENT
Daniel Stewart
December 2003

IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement at the place and as of the date first written above.

                           MAAX Inc.

                           By:      /s/ Andre Heroux
                                    --------------------------------------------
                                    Andre Heroux
                                    President & CEO

                           Date:
                                    --------------------------------------------

                                    /s/ Dan Stewart
                                    --------------------------------------------
                                    Dan Stewart
                                    Vice President, General Manager
                                    MAAX KSD & MAAX Home Depot
                                    Business Coordinator

                           Date:
                                    --------------------------------------------
SIEGE SOCIAL / HEAD OFFICE
640, Cameron
Sainte-Marie, Quebec G6E 1B2 Canada
Tel.: (418) 387-4155
Fax: (418) 386-4520

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